Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 5, 2014

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER 2014

Williamsburg, Virginia – August 5, 2014 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2014. The Company’s results include the following*:

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	($ in thousands except per share data)
Total Revenue	$36,340	$25,251	$61,350	$45,440
Net income (loss) attributable to the Company	2,167	1,311	2,950	(1,284)

EBITDA	10,527	7,415	16,410	9,295
Adjusted EBITDA	10,527	7,308	16,565	11,930
Hotel EBITDA	11,443	7,967	17,762	12,815

FFO	5,880	3,865	9,456	2,698
Adjusted FFO	6,308	4,814	9,304	6,987

Net income (loss) per diluted share attributable to the Company	$0.21	$0.12	$0.29	$(0.13)
FFO per share and unit	0.45	0.30	0.72	0.21
Adjusted FFO per share and unit	0.48	0.37	0.71	0.54

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•	Adjusted FFO. The Company generated adjusted FFO of approximately $6.3 million during the second quarter 2014, an increase of 31.0% or approximately $1.5 million over the second quarter 2013.

•	Common Dividends. On April 21, 2014, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.050 per share (and unit), which was paid on July 11, 2014 to stockholders (and unitholders) of record as of June 13, 2014. On July 22, 2014, the Company announced a 30.0% increase in its quarterly dividend (distribution) on its common stock (and units) to $0.065 per share (and unit), payable on October 15, 2014 to stockholders (and unitholders) of record as of October 2, 2014.

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•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the second quarter 2014 increased 9.7% over the second quarter 2013 to $103.52 driven by a 4.6% increase in occupancy and a 4.9% increase in average daily rate (“ADR”).

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $11.4 million during the second quarter 2014, an increase of 43.6% or approximately $3.5 million over the second quarter 2013.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $10.5 million during the second quarter 2014, an increase of 44.0% or approximately $3.2 million over the second quarter 2013.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We experienced an exceptional quarter that represents the Company’s best operating results in its long 57-year history, including its predecessor entities. Results were driven by strong fundamentals that flowed through all operating metrics. Occupancy, RevPAR, Total Revenue, EBITDA, FFO and AFFO showed significant year over year improvement. We shared this good fortune with our shareholders by increasing the quarterly dividend by 30%, as previously announced. We continue to be optimistic regarding the prospects for the balance of the year.”

Financing Transactions

On June 27, 2014, the Company entered into an agreement with TowneBank to extend the maturity of the mortgage on the Crowne Plaza Hampton Marina in Hampton, Virginia, until June 30, 2016. Under the terms of the extension, the Company made a principal payment of $0.8 million and is required to make monthly principal payments of $83,000 and interest payments at a rate of 5.0% per annum.

Balance Sheet/Liquidity

At June 30, 2014, the Company had total cash of approximately $24.3 million, consisting of available cash and cash equivalents of approximately $17.9 million, and restricted cash of approximately $6.4 million reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $251.4 million in outstanding debt at a weighted average interest rate of approximately 5.46%.

2014 Outlook

The Company is updating its prior guidance for 2014, accounting for current and expected performance within its portfolio. The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2014 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

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The table below reflects the Company’s projections, within a range, of various financial measures for 2014, as compared to its previously updated guidance for 2014 (in $000s, except per share data):

	Prior 2014 Guidance		Revised 2014 Guidance
	Low Range	High Range	Low Range	High Range
Total revenue	$118,020	$121,524	$120,441	$122,997
Net income	3,458	4,776	4,110	5,425

EBITDA	28,775	30,128	29,058	30,403
Hotel EBITDA	30,854	32,393	31,500	32,730

FFO	13,108	14,426	13,760	15,075
Adjusted FFO	13,759	15,077	14,411	15,726

Net income per share attributable to the Company	$0.26	$0.36	$0.31	$0.41
FFO per share and unit	1.00	1.10	1.05	1.15
Adjusted FFO per share and unit	1.05	1.15	1.10	1.20

Earnings Call/Webcast

The Company will conduct its second quarter 2014 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 5, 2014. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 5, 2014 through June 30, 2015. To access the rebroadcast, dial 877-344-7529 and enter conference number 10049464. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until June 30, 2015.

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About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, eleven of which are wholly-owned and comprise 2,698 rooms. The Company also has a 25.0% interest in the Crowne Plaza Hollywood Beach Resort. Many of the Company’s properties operate under the Hilton, Crowne Plaza, DoubleTree, Sheraton and Holiday Inn brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that

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potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$261,179,261	$202,645,633
Investment in joint venture	2,101,007	2,446,039
Cash and cash equivalents	17,925,684	9,376,628
Restricted cash	6,363,382	3,796,141
Accounts receivable, net	4,221,989	1,982,091
Accounts receivable-affiliate	87,868	101,439
Prepaid expenses, inventory and other assets	3,258,668	2,444,975
Shell Island sublease, net	120,098	240,196
Deferred income taxes	1,493,367	1,186,122
Deferred financing costs, net	4,645,543	3,820,838

TOTAL ASSETS	$301,397,167	$228,040,102

LIABILITIES
Mortgage debt	$204,751,451	$160,363,549
Loans payable	19,000,000	—
Unsecured notes	27,600,000	27,600,000
Accounts payable and accrued liabilities	13,903,321	7,650,219
Advance deposits	1,570,393	666,758
Dividends and distributions payable	655,390	588,197

TOTAL LIABILITIES	267,480,555	196,868,723

Commitments and contingencies

EQUITY
Sotherly Hotels Inc. stockholders’ equity

Preferred stock, par value $0.01; 1,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 10,353,677 shares and 10,206,927 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	103,537	102,069
Additional paid in capital	58,025,483	57,534,113
Distributions in excess of retained earnings	(30,239,875)	(32,210,917)

Total Sotherly Hotels Inc. stockholders’ equity	27,889,145	25,425,265
Noncontrolling interest	6,027,467	5,746,114

TOTAL EQUITY	33,916,612	31,171,379

TOTAL LIABILITIES AND EQUITY	$301,397,167	$228,040,102

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SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
REVENUE
Rooms department	$25,416,248	$18,152,020	$42,869,437	$32,401,979
Food and beverage department	9,020,055	5,974,795	15,271,738	10,826,366
Other operating departments	1,903,398	1,123,828	3,208,915	2,212,109

Total revenue	36,339,701	25,250,643	61,350,090	45,440,454
EXPENSES
Hotel operating expenses
Rooms department	6,278,583	4,563,463	11,030,109	8,577,196
Food and beverage department	5,936,451	3,690,911	10,006,821	6,915,391
Other operating departments	335,502	119,350	537,008	226,025
Indirect	12,189,910	8,756,559	21,673,784	16,571,618

Total hotel operating expenses	24,740,446	17,130,283	43,247,722	32,290,230
Depreciation and amortization	2,988,968	2,031,050	5,423,296	4,083,871
Corporate general and administrative	1,391,206	1,123,684	2,698,997	2,217,471

Total operating expenses	29,120,620	20,285,017	51,370,015	38,591,572

NET OPERATING INCOME	7,219,081	4,965,626	9,980,075	6,848,882

Other income (expense)
Interest expense	(3,925,428)	(2,332,644)	(6,808,867)	(5,013,191)
Interest income	5,267	3,654	7,156	7,559
Equity income (loss) in joint venture	17,417	87,377	404,968	557,116
Unrealized gain (loss) on warrant derivative	—	88,855	—	(2,680,210)

Net income (loss) before taxes	3,316,337	2,812,868	3,583,332	(279,844)
Income tax benefit (provision)	(563,782)	(1,111,818)	171,537	(1,374,873)

Net income (loss)	2,752,555	1,701,050	3,754,869	(1,654,717)
Add: Net (income) loss attributable to the noncontrolling interest	(585,866)	(390,458)	(805,178)	370,392

Net income (loss) attributable to the Company	$2,166,689	$1,310,592	$2,949,691	$(1,284,325)

Net income (loss) per share attributable to the Company
Basic	$0.21	$0.13	$0.29	$(0.13)
Diluted	$0.21	$0.12	$0.29	$(0.13)
Weighted average number of shares outstanding
Basic	10,353,677	10,156,927	10,290,047	10,118,862
Diluted	10,353,677	11,132,542	10,290,047	10,118,862

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SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2014 and 2013, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the nine wholly-owned properties in the portfolio that were under the Company’s control during both the three and six months ended June 30, 2014 and the corresponding periods in 2013 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Houston Downtown, which was acquired in November 2013, or the Georgian Terrace, which was acquired in March 2014. Each table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended June 30,
	2014	2013	Variance
Occupancy	77.1%	73.7%	4.6%
ADR	$134.24	$128.02	4.9%
RevPAR	$103.52	$94.40	9.7%

Consolidated Properties	Six Months Ended June 30,
	2014	2013	Variance
Occupancy	72.5%	69.7%	4.0%
ADR	$128.33	$121.54	5.6%
RevPAR	$93.07	$84.72	9.9%

Same-Store Properties (9 Hotels)	Three Months Ended June 30,
	2014	2013	Variance
Occupancy	76.1%	73.7%	3.2%
ADR	$133.37	$128.02	4.2%
RevPAR	$101.47	$94.40	7.5%

Same-Store Properties (9 Hotels)	Six Months Ended June 30,
	2014	2013	Variance
Occupancy	70.9%	69.7%	1.7%
ADR	$125.80	$121.54	3.5%
RevPAR	$89.21	$84.72	5.3%

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SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2014, 2013 and 2012, respectively, for each of the Company’s wholly-owned properties during each respective reporting period as well as the Company’s joint venture property, Crowne Plaza Hollywood Beach Resort, in which it owns a 25.0% interest.

Occupancy

	Q2 2014 6 mos 2014		Q2 2013 6 mos 2013		Q2 2012 6 mos 2012
Crowne Plaza Hampton Marina Hampton, Virginia	55.7 47.9	% %	59.6 49.3	% %	64.7 55.1	% %
Crowne Plaza Hollywood Beach Hollywood, Florida	83.1 86.3	% %	85.8 87.2	% %	80.5 84.0	% %
Crowne Plaza Houston Downtown* Houston, Texas	79.1 79.3	% %
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	72.9 69.4	% %	62.6 62.6	% %	65.7 69.1	% %
Crowne Plaza Tampa Westshore Tampa, Florida	71.4 78.4	% %	66.0 73.7	% %	75.6 79.7	% %
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	77.3 75.2	% %	76.3 73.0	% %	71.8 66.6	% %
The Georgian Terrace* Atlanta, Georgia	82.3 82.0	% %
Hilton Philadelphia Airport Philadelphia, Pennsylvania	82.3 80.8	% %	84.5 79.5	% %	83.1 76.4	% %
Hilton Savannah DeSoto Savannah, Georgia	83.8 77.0	% %	77.0 72.5	% %	81.5 77.5	% %
Hilton Wilmington Riverside Wilmington, North Carolina	82.8 69.2	% %	80.6 72.6	% %	84.5 73.9	% %
Holiday Inn Laurel West Laurel, Maryland	74.7 62.7	% %	79.9 69.3	% %	82.9 69.7	% %
Sheraton Louisville Riverside Jeffersonville, Indiana	74.8 67.3	% %	70.6 66.9	% %	71.9 64.4	% %

*	Data is provided for only those periods in which the Company owned the property.

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ADR

	Q2 2014 6 mos 2014		Q2 2013 6 mos 2013		Q2 2012 6 mos 2012
Crowne Plaza Hampton Marina Hampton, Virginia	$ $	105.38 95.50	$ $	104.05 95.53	$ $	99.57 90.26
Crowne Plaza Hollywood Beach Hollywood, Florida	$ $	149.90 179.69	$ $	138.54 173.14	$ $	133.47 156.94
Crowne Plaza Houston Downtown* Houston, Texas	$ $	144.03 143.43
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$ $	98.96 98.26	$ $	97.53 96.73	$ $	92.80 93.53
Crowne Plaza Tampa Westshore Tampa, Florida	$ $	107.04 111.09	$ $	97.12 102.34	$ $	94.88 99.89
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$ $	124.23 122.03	$ $	113.74 111.44	$ $	103.10 101.35
The Georgian Terrace* Atlanta, Georgia	$ $	132.01 133.24
Hilton Philadelphia Airport Philadelphia, Pennsylvania	$ $	141.84 134.01	$ $	149.05 139.43	$ $	145.50 136.88
Hilton Savannah DeSoto Savannah, Georgia	$ $	158.87 151.16	$ $	148.59 144.29	$ $	142.20 136.77
Hilton Wilmington Riverside Wilmington, North Carolina	$ $	150.98 140.78	$ $	148.09 137.67	$ $	137.94 129.97
Holiday Inn Laurel West Laurel, Maryland	$ $	94.96 92.27	$ $	93.14 92.40	$ $	92.79 91.93
Sheraton Louisville Riverside Jeffersonville, Indiana	$ $	207.21 173.08	$ $	177.09 150.79	$ $	155.03 138.98

*	Data is provided for only those periods in which the Company owned the property.

RevPAR

	Q2 2014 6 mos 2014		Q2 2013 6 mos 2013		Q2 2012 6 mos 2012
Crowne Plaza Hampton Marina Hampton, Virginia	$ $	58.74 45.74	$ $	61.99 47.08	$ $	64.46 49.78
Crowne Plaza Hollywood Beach Hollywood, Florida	$ $	124.53 155.13	$ $	118.83 150.97	$ $	107.45 131.85
Crowne Plaza Houston Downtown* Houston, Texas	$ $	113.87 113.75
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$ $	72.10 68.22	$ $	61.03 60.50	$ $	60.94 64.62
Crowne Plaza Tampa Westshore Tampa, Florida	$ $	76.44 87.14	$ $	64.13 75.40	$ $	71.73 79.57
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$ $	96.05 91.74	$ $	86.82 81.32	$ $	74.03 67.54
The Georgian Terrace* Atlanta, Georgia	$ $	108.58 109.23
Hilton Philadelphia Airport Philadelphia, Pennsylvania	$ $	116.81 108.23	$ $	125.89 110.88	$ $	120.85 104.62
Hilton Savannah DeSoto Savannah, Georgia	$ $	133.07 116.34	$ $	114.41 104.65	$ $	115.93 106.02
Hilton Wilmington Riverside Wilmington, North Carolina	$ $	124.98 97.39	$ $	119.41 99.91	$ $	116.52 95.98
Holiday Inn Laurel West Laurel, Maryland	$ $	70.89 57.87	$ $	74.44 64.01	$ $	76.89 64.09
Sheraton Louisville Riverside Jeffersonville, Indiana	$ $	155.05 116.55	$ $	124.95 100.82	$ $	111.47 89.54

*	Data is provided for only those periods in which the Company owned the property.

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SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income (loss) attributable to the Company	$2,166,689	$1,310,592	$2,949,691	$(1,284,325)
Noncontrolling interest	585,866	390,458	805,178	(370,392)
Depreciation and amortization	2,988,968	2,031,050	5,423,296	4,083,871
Equity in depreciation and amortization of joint venture	138,818	133,387	277,502	268,489

FFO	5,880,341	3,865,487	9,455,667	2,697,643
Unrealized gain on hedging activities(1)	—	(18,252)	—	(45,575)
Unrealized (gain) loss on warrant derivative	—	(88,855)	—	2,680,210
(Increase) decrease in deferred income taxes	428,074	1,056,056	(307,245)	1,317,752
Acquisition costs	—	—	155,187	—
Loss on early extinguishment of debt(2)	—	—	—	337,136

Adjusted FFO	$6,308,415	$4,814,436	$9,303,609	$6,987,166

Weighted average shares outstanding	10,353,677	10,156,927	10,290,047	10,118,862
Weighted average units outstanding	2,754,127	2,881,198	2,808,823	2,918,202

Weighted average shares and units	13,107,804	13,038,125	13,098,870	13,037,064

FFO per share and unit	$0.45	$0.30	$0.72	$0.21

Adjusted FFO per share and unit	$0.48	$0.37	$0.71	$0.54

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income (loss) attributable to the Company	$2,166,689	$1,310,592	$2,949,691	$(1,284,325)
Noncontrolling interest	585,866	390,458	805,178	(370,392)
Interest expense	3,925,428	2,332,644	6,808,867	5,013,191
Interest income	(5,267)	(3,654)	(7,156)	(7,559)
Income tax (benefit) provision	563,782	1,111,818	(171,537)	1,374,873
Depreciation and amortization	2,988,968	2,031,050	5,423,296	4,083,871
Equity in interest expense and depreciation and amortization of joint venture	301,240	242,250	601,465	485,419

EBITDA	10,526,706	7,415,158	16,409,804	9,295,078
Unrealized (gain) loss on hedging activities(1)	—	(18,252)	—	(45,575)
Unrealized (gain) loss on warrant derivative	—	(88,855)	—	2,680,210
Acquisition costs	—	—	155,187	—

Adjusted EBITDA	10,526,706	7,308,051	16,564,991	11,929,713
Corporate general and administrative	1,391,206	1,123,684	2,543,810	2,217,471
Equity in adjusted EBITDA of joint venture	(318,657)	(311,375)	(1,006,433)	(996,960)
Net lease rental income	(87,500)	(87,500)	(175,000)	(175,000)
Other fee income	(69,129)	(65,835)	(165,569)	(160,159)

Hotel EBITDA	$11,442,626	$7,967,025	$17,761,799	$12,815,065

(1)	Includes equity in unrealized gain on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) corporate general and administrative expense; (9) depreciation and amortization; and (10) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Sotherly Hotels Inc.

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Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.